Exhibit 99.1

The Arena Group Reports Record Revenue as Digital Advertising Grows 56% for the Third Quarter of 2022

Overall Audience Grows 32% to Nearly 1.5 Billion Pageviews

and Advertising Yield (RPM) Grows 10% Year Over Year

NEW YORK – November 9, 2022 – The Arena Group Holdings, Inc. (NYSE American: AREN) (the “Company” or “The Arena Group”), a tech-powered media company home to more than 250 brands, including Sports Illustrated, TheStreet, Inc. (“TheStreet”), Parade Media (“Parade”), and HubPages, Inc. (“HubPages”) operating on a single technology platform, today announced financial results for the third quarter of 2022, the three and nine months ended September 30, 2022.

Third Quarter 2022 And Nine Month Financial and Operational Highlights

●	Total revenue for the third quarter was $66.7 million, the largest quarterly revenue in Company history and $180.0 million in revenue for the first nine months, a 41% increase.
●	Digital advertising revenue increased 56% in the third quarter to a record $28.5 million from $18.3 million in the third quarter of 2021.
●	Quarterly gross profit was $26.2 million as compared to $27.4 million in the prior year period, a slight decline due in part to the absence of both the Summer Olympics and the launch of Sports Illustrated Swimsuit magazine’s annual edition, both of which occurred in the third quarter of 2021.
●	For the first nine months of 2022, the Company generated $64.3 million in Gross Profit, a 44% improvement year-over-year.
●	Quarterly operating expenses decreased by $11.1 million from $49.8 million to $38.6 million as the Company continued to efficiently manage expenses.
●	Net loss improved by over $8.0 million to $16.5 million as compared to $24.7 million in the prior year quarter. More than 100% of the third quarter of 2022 losses were non-cash charges, which totaled $16.6 million including stock-based compensation, amortization of platform development and intangible assets and other non-cash charges.
●	Adjusted EBITDA* was $3.0 million for the three months ended September 30, 2022, a slight decrease as compared to $3.3 million for the third quarter of 2021. Last year, the Company recognized a $3.0 million accounting benefit related to print subscriptions and agency fees Adjusted EBITDA* for the first nine months improved by $10.1 million, or 76%, to negative $3.1 million.
●	The Company continues to diversify revenue as it drives further growth in licensing and syndication revenue which resulted in 15% growth to $4.8 million in the current quarter as compared to the prior year quarter. By leveraging our existing content, this revenue helps to drive further improvements in our gross margin.
●	The Company continues to expand its partnerships signing 24 new publishing partners, adding millions of new users, impressions and revenue and profit at little-to-no incremental cost to the Company.

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*This press release includes reference to non-GAAP financial measures. Please see the heading “Use of Non-GAAP Financial Measure” below for a more complete explanation.

Management Commentary

Chairman and Chief Executive Officer of The Arena Group Ross Levinsohn said, “The record results from The Arena Group reflect the investments we made over the past 18 months, disciplined and focused operations and the continued diversification and expansion of our core verticals. Our proprietary playbook is driving robust and sustainable growth across our three core verticals – Sports, Finance and Lifestyle - enabling us to outpace our competitive set in both digital advertising revenue and audience growth. The macroeconomic challenges have impacted our industry across most of our competitive set, however we have continued to buck the trend and are optimistic for the remainder of 2022 and beyond.”

The Company generated impactful growth across each vertical in the third quarter. Highlights include:

●	The Sports vertical, anchored by Sports Illustrated and featuring local team sites brand FanNation, The Spun and Sports Illustrated Media Group partners, increased monthly average pageviews by 27% year-over-year, and the Sports Illustrated Media Group reached the #4 ComScore ranking across sports media in September.
●	In September, The Arena Group acquired The Morning Read, a golf publisher, to which the Company will apply its playbook to drive audience and revenue growth. The Morning Read was an existing publishing partner of the Company.
●	The Finance vertical grew monthly average pageviews 209% year-over-year, reaching an average of 27 million pageviews online each month, according to Google Analytics. During the third quarter, TheStreet-branded filming studio opened on the floor of the New York Stock Exchange.
●	The Lifestyle vertical, anchored by Parade, which the Company acquired in April is already delivering improvements in audience and yield. Subsequent to the acquisition and integration, management decided to wind down Parade’s print business, reallocating resources from print to Parade’s digital business. According to Google Analytics, Parade.com’s monthly average pageviews have increased by 18% sequentially from the second quarter of 2022 and for the first time Parade broke the top 10 ComScore ranking in the Lifestyles category in September.
●	In the HubPages business, the Company’s content playbook has now expanded across 10 sites, with plans to double the number of sites in 2023. As a result of this strategy, the Company’s total HubPages monthly average pageviews in Q3 were 88.2 million, up 92% from the prior year.

“This is a watershed quarter for the company with record revenue, lower costs, audience and advertising growth with increasing yield and profitability,” said Ross Levinsohn, Chairman and CEO, The Arena Group. “We expect our Adjusted EBITDA to be positive in the fourth quarter and for the full year with expanding audiences, higher revenue, and operational efficiency. The investments we made over the past two years have driven our success, growth, and opportunity for the coming years.”

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Mr. Levinsohn concluded, “Our playbook facilitates cross-promotion, real time coverage and in-depth analysis, and success in one part of our business drives improvements across the board. As a key component of this, acquisitions that are integrated into our platform generate significant growth over historical levels, while simultaneously expanding profit margins. We proved this last year with The Spun, and repeated it with Parade and plan to do so with The Morning Read. The challenging media landscape is creating significant M&A opportunities for us at compelling valuations, and we anticipate additional disciplined and accretive acquisitions to accelerate our growth.”

Financial Results for the Three Months Ended September 30, 2022 Compared to the Three Months Ended September 30, 2021

Revenue was $66.7 million for the third quarter of fiscal 2022, an increase of 12% compared to $59.6 million in the third quarter of fiscal 2021. The increase was driven by a 26% increase in total digital revenue to $38.0 million in the third quarter of 2022, which included a 56% increase in digital advertising revenue. The increase in digital advertising revenue was mainly driven by a 32% increase in monthly average pageviews and a 10% increase in revenue per pageview with 86% of the total increase driven by organic growth and the remainder due to the acquisition of Parade Media. Other digital revenue, primarily licensing and syndication, increased by $0.6 million, or 15%, despite the fact that the Sports Illustrated Swimsuit magazine (“SI Swim”) launch added in excess of $3.0 million of revenue to the third quarter of fiscal 2021 but in the current year was launched during the second quarter. Total print revenue decreased by 2% to $28.7 million in the third quarter of fiscal 2022 from $29.3 million in the third quarter of fiscal 2021, primarily related to a planned decrease in print revenue from the Sports Illustrated media business as we reduced the rate-base from 1.7 million to 1.2 million to focus on more profitable subscriptions. This was largely offset by the addition of the Athlon publications, which were acquired during the second quarter of 2022.

Gross profit for the third quarter of 2022 decreased slightly to $26.2 million from $27.4 million in the prior year period. Cost of revenue increased by 26% to $40.5 million in the third quarter of 2022 compared to the prior year period, due to higher print and distribution costs, and editorial, print and distribution costs related to the acquisition of Parade Media in April 2022. The Company announced it would be shutting the Parade print business down as of November 13, 2022, eliminating unprofitable aspects of the business.

Total operating expenses decreased by more than $11.0 million to $38.6 million from $49.8 million in the prior year period. The prior year included a $7.3 million charge related to the termination of the Company’s New York office lease.

Net loss for the third quarter of 2022 decreased by more than $8.0 million to $16.5 million as compared to $24.7 million in the prior year period. The third quarter of 2022 included $16.6 million of non-cash charges as compared to $24.7 million of non-cash charges in the third quarter of the prior period.

Adjusted EBITDA for the third quarter of fiscal 2022 decreased slightly from a positive $3.3 million in the third quarter of 2021 to a positive $3.0 million, primarily related to accounting benefits in print subscriptions and agency fees that added approximately $3.0 million to the prior year quarter’s Adjusted EBITDA.

Adjusted EBITDA is a non-GAAP financial measure. A disclaimer and reconciliation are provided below.

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Financial Results for the Nine Months Ended September 30, 2022 Compared to the Nine Months Ended September 30, 2021

Revenue was $180.0 million for the first nine months of fiscal 2022, representing an increase of 41% compared to $127.9 million in the first nine months of fiscal 2021. Gross profit was $64.3 million and improved $19.6 million or 44% in the nine months ended September 30, 2022 as compared to a gross profit of $44.7 million in the first nine months of the prior year. Gross profit percentage in the first nine months of 2022 was 36%, as compared to a gross profit of 35% gross profit percentage in the first nine months of 2021. Total operating expenses were $113.5 million in the first nine months of 2022 compared to $112.1 million in the first nine months of 2021.

Net loss narrowed to $57.2 million for the first nine months of 2022 from $70.8 million in the prior year period. The first nine months of 2022 included $46.6 million of non-cash charges as compared to $50.0 million of non-cash charges in the first nine months of 2021.

Adjusted EBITDA for the first nine months of fiscal 2022 was negative $3.1 million, a $10.1 million or 76% improvement as compared to negative $13.2 million for the first nine months of fiscal 2021.

Adjusted EBITDA is a non-GAAP financial measure. A disclaimer and reconciliation are provided below.

Balance Sheet and Liquidity as of September 30, 2022

Cash and cash equivalents were $13.3 million as of September 30, 2022, compared to $14.8 million as of June 30, 2022 and $9.3 million at December 31, 2021. In the third quarter of 2022, net cash used in operating activities was $7.2 million, $3.0 million for tax payments to repurchase restricted common stock, $1.2 million in capitalized platform development expenditures and $0.9 million of net acquisition payments. Partially offsetting these payments was a $10.7 million for borrowing on our line of credit.

Conference Call

Ross Levinsohn, The Arena Group’s Chief Executive Officer and Doug Smith, The Arena Group’s Chief Financial Officer, will host a conference call and live webcast to review the quarterly results and provide a corporate update at 4:30 p.m. ET today. To access the call, please dial 877-545-0320 (toll free) or 973-528-0002 and if requested, reference conference ID 567063. The conference call will also be webcast live on the Investor Relations section of The Arena Group’s website at https://investors.thearenagroup.net/news-and-events/events.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company’s website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. ET on November 9, 2022 until 11:59 p.m. ET on November 23, 2022 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 46930.

About The Arena Group

The Arena Group creates robust digital destinations that delight consumers with powerful journalism and news about the things they love – their favorite sports teams, advice on investing, the inside scoop on personal finance, and the latest on lifestyle essentials. With powerful technology, editorial expertise, data management, and marketing savvy, the transformative company enables brands like Sports Illustrated, TheStreet and Parade to deliver highly relevant content and experiences that consumers love. To learn more, visit www.thearenagroup.net.

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Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. This press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net loss, adjusted for (i) interest expense (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in derivative valuations, (vi) liquidated damages, (vii) gain upon debt extinguishment, (viii) loss on lease termination, (ix) loss on disposition of assets, (x) professional and vendor fees, and (xi) employee restructuring payments.

Our non-GAAP Adjusted EBITDA may not be comparable to a similarly titled measure used by other companies, has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP Adjusted EBITDA as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Forward Looking Statements

This press release includes statements that constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, and include, for example, statements related to the Company’s anticipated future expenses and investments, business strategy and plans, expectations relating to its industry, market conditions and market trends and growth, market position and potential market opportunities, and objectives for future operations. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the COVID-19 pandemic and impact on the demand for the Company products; the ability of the Company to expand its verticals; the Company’s ability to grow its subscribers; the Company’s ability to grow its advertising revenue; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Rob Fink

FNK IR

Aren@fnkir.com

646.809.4048

Media Contacts:

Rachael Fink

Communications Manager, The Arena Group

Rachael.fink@thearenagroup.net

Andrew Rhodes

DKC

arena@dkcnews.com

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2022 (unaudited)	December 31, 2021
	($ in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$13,303	$9,349
Restricted cash	502	502
Accounts receivable, net	33,662	21,660
Subscription acquisition costs, current portion	22,800	30,162
Royalty fees	-	11,250
Prepayments and other current assets	3,978	4,748
Total current assets	74,245	77,671
Property and equipment, net	793	636
Operating lease right-of-use assets	415	528
Platform development, net	10,339	9,299
Subscription acquisition costs, net of current portion	7,497	8,235
Acquired and other intangible assets, net	51,155	57,356
Other long-term assets	564	639
Goodwill	22,554	19,619
Total assets	$167,562	$173,983
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$11,746	$11,982
Accrued expenses and other	22,354	24,011
Line of credit	18,474	11,988
Unearned revenue	51,683	54,030
Subscription refund liability	837	3,087
Operating lease liabilities	413	374
Liquidated damages payable	5,836	5,197
Current portion of long-term debt	5,899	5,744
Total current liabilities	117,242	116,413
Unearned revenue, net of current portion	11,491	15,277
Operating lease liabilities, net of current portion	471	785
Liquidating damages payable, net of current portion	-	7,008
Other long-term liabilities	3,771	7,556
Deferred tax liabilities	403	362
Long-term debt	65,433	64,373
Total liabilities	198,811	211,774
Commitments and contingencies
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168; Series G shares issued and outstanding: 168; common shares issuable upon conversion: 8,582 at September 30, 2022 and December 31, 2021	168	168
Series H convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 23,000 shares designated; aggregate liquidation value: $14,556 and $15,066; Series H shares issued and outstanding: 14,556 and 15,066; common shares issuable upon conversion: 2,008,728 and 2,075,200 at September 30, 2022 and December 31, 2021, respectively	13,207	13,718
Total mezzanine equity	13,375	13,886
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 18,149,622 and 12,632,947 shares at September 30, 2022 and December 31, 2021, respectively	182	126
Common stock to be issued	-	-
Additional paid-in capital	264,568	200,410
Accumulated deficit	(309,374)	(252,213)
Total stockholders’ deficiency	(44,624)	(51,677)
Total liabilities, mezzanine equity and stockholders’ deficiency	$167,562	$173,983

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	($ in thousands, except share data)
Revenue	$66,706	$59,575	$180,024	$127,936
Cost of revenue (includes amortization of developed technology and platform development for three months ended 2022 and 2021 of $2,413 and $2,242, respectively and for the nine months ended 2022 and 2021 of $7,099 and $6,566, respectively)	40,504	32,215	115,730	83,264
Gross profit	26,202	27,360	64,294	44,672
Operating expenses
Selling and marketing	20,103	22,892	56,626	54,232
General and administrative	13,847	14,557	43,325	37,587
Depreciation and amortization	4,478	4,055	13,124	11,982
Loss on lease termination	-	7,345	-	7,345
Loss on impairment of assets	209	904	466	904
Total operating expenses	38,637	49,753	113,541	112,050
Loss from operations	(12,435)	(22,393)	(49,247)	(67,378)
Other (expense) income
Change in valuation of warrant derivative liabilities	-	802	-	497
Interest expense, net	(3,184)	(2,512)	(8,510)	(7,695)
Liquidated damages	(339)	(834)	(639)	(2,198)
Gain upon debt extinguishment	-	-	-	5,717
Total other (expense) income	(3,523)	(2,544)	(9,149)	(3,679)
Loss before income taxes	(15,958)	(24,937)	(58,396)	(71,057)
Income taxes	(547)	230	1,235	230
Net loss	$(16,505)	$(24,707)	$(57,161)	$(70,827)
Basic and diluted net loss per common share	$(0.90)	$(2.15)	$(3.30)	$(6.38)
Weighted average number of common shares outstanding – basic and diluted	18,284,670	11,491,412	17,339,882	11,100,416

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2022	2021
	($ in thousands)
Cash flows from operating activities
Net loss	$(57,161)	$(70,827)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	395	334
Amortization of platform development and intangible assets	19,828	18,214
Gain upon debt extinguishment	-	(5,717)
Loss on termination of lease	-	7,345
Amortization of debt discounts	1,215	1,534
Loss on impairments of assets	466	904
Change in valuation of warrant derivative liabilities	-	(497)
Noncash and accrued interest	86	5,273
Liquidated damages	639	2,198
Stock-based compensation	24,777	21,689
Deferred income taxes	(1,235)	(230)
Other	468	(1,060)
Change in operating assets and liabilities net of effect of business combination:
Accounts receivable	(1,385)	(173)
Subscription acquisition costs	8,100	(8,434)
Royalty fees	11,250	11,250
Prepayments and other current assets	2,107	(78)
Other long-term assets	75	639
Accounts payable	(7,652)	1,215
Accrued expenses and other	(3,390)	5,566
Unearned revenue	(7,382)	5,389
Subscription refund liability	(2,250)	344
Operating lease liabilities	(162)	(2,448)
Other long-term liabilities	(3,465)	(692)
Net cash used in operating activities	(14,676)	(8,262)
Cash flows from investing activities
Purchases of property and equipment	(444)	(300)
Capitalized platform development	(3,990)	(3,017)
Proceeds from sale of equity investment	2,450	-
Payments for acquisition of business, net of cash acquired	(10,331)	(7,357)
Net cash used in investing activities	(12,315)	(10,674)
Cash flows from financing activities
Borrowings (repayments) under line of credit	6,486	(473)
Proceeds from common stock public offering, net of offering costs	32,058	-
Payments of issuance costs from common stock public offering	(1,568)	-
Net exercise of common stock options	94	-
Payment of The Spun deferred cash payment	(453)	-
Proceeds from common stock private placement	-	20,005
Payments of issuance costs from common stock private placement	-	(167)
Payment for taxes related to repurchase of restricted common stock	(3,520)	(70)
Payment of restricted stock liabilities	(2,152)	(1,165)
Net cash provided by financing activities	30,945	18,130
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,954	(806)
Cash, cash equivalents, and restricted cash – beginning of period	9,851	9,535
Cash, cash equivalents, and restricted cash – end of period	$13,805	$8,729
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	$13,303	$8,228
Restricted cash	502	501
Total cash, cash equivalents, and restricted cash	$13,805	$8,729
Supplemental disclosure of cash flow information
Cash paid for interest	$7,209	$902
Cash paid for income taxes	-	-
Noncash investing and financing activities
Reclassification of stock-based compensation to platform development	$1,529	$1,347
Restricted stock issued in connection with acquisition of Fulltime Fantasy	-	503
Deferred cash payments in connection with acquisition of Fulltime Fantasy	-	419
Issuance of common stock in connection with settlement of liquidated damages	7,008	-
Issuance of common stock in connection with professional services	-	125
Common stock issued in connection with acquisition of Athlon	3,141	-
Deferred cash payments in connection with acquisition of Athlon	949	-
Assumption of liabilities in connection with acquisition of Athlon	11,602	-
Deferred cash payments in connection with acquisition of The Spun	-	905
Assumption of liabilities in connection with acquisition of The Spun	-	2
Conversion of Series H convertible preferred stock into common stock	511	-

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(unaudited)

The following table presents a reconciliation of Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(16,505)	$(24,707)	$(57,161)	$(70,827)
Add:
Interest expense (1)	3,184	2,512	8,510	7,695
Deferred income taxes	547	(230)	(1,235)	(230)
Depreciation and amortization (2)	6,891	6,297	20,223	18,548
Stock-based compensation (3)	8,311	8,475	24,777	21,689
Change in derivative valuations	-	(802)	-	(497)
Liquidated damages (4)	339	834	639	2,198
Gain upon debt extinguishment (5)	-	-	-	(5,717)
Loss on lease termination (6)	-	7,345	-	7,345
Loss on impairment of assets (7)	209	904	466	904
Professional and vendor fees (8)	-	2,124	-	5,152
Employee restructuring payments (9)	-	513	679	580
Adjusted EBITDA	$2,976	$3,265	$(3,102)	$(13,160)

(1)	Represents interest expense (net of interest income) of $3,184 and $2,512, for the three months ended September 30, 2022 and 2021, respectively, and interest expense (net of interest income) of $8,510 and $7,695, for the nine months ended September 30, 2022 and 2021, respectively. Interest expense is related to our capital structure. Interest expense varies over time due to a variety of financing transactions. Interest expense includes $281 and $533 for amortization of debt discounts for the three months ended September 30, 2022 and 2021, respectively, and $1,215 and $1,534 for amortization of debt discounts for the nine months ended September 30, 2022 and 2021, as presented in our condensed consolidated statements of cash flows, which are a noncash item. Investors should note that interest expense will recur in future periods.
(2)	Represents depreciation and amortization related to our developed technology and Platform included within cost of revenues of $2,413 and $2,242, for the three months ended September 30, 2022 and 2021, respectively, and depreciation and amortization included within operating expenses of $4,478 and $4,055 for the three months ended September 30, 2022 and 2021, respectively. Represents depreciation and amortization related to our developed technology and Platform included within cost of revenues of $7,099 and $6,566, for the nine months ended September 30, 2022 and 2021, respectively, and depreciation and amortization included within operating expenses of $13,124 and $11,982 for the nine months ended September 30, 2022 and 2021, respectively. We believe (i) the amount of depreciation and amortization expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.
(3)	Represents noncash costs arising from the grant of stock-based awards to employees, consultants and directors. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

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(4)	Represents damages (or interest expense related to accrued liquidated damages) we owe to certain of our investors in private placements offerings conducted in fiscal years 2018 through 2020, pursuant to which we agreed to certain covenants in the respective securities purchase agreements and registration rights agreements, including the filing of resale registration statements and becoming current in our reporting obligations, which we were not able to timely meet.
(5)	Represents a gain upon extinguishment of the Paycheck Protection Program Loan.
(6)	Represents our loss related to the surrender and termination of our lease of office space located in New York based on our decision to no longer lease office space.
(7)	Represents our impairment of certain assets that no longer are useful.
(8)

Represents one-time, non-recurring third party professional and vendor fees recorded in connection with services provided by consultants, accountants, lawyers, and other vendors (these fees are collectively referred to as “Professional Fees”) related to (i) the preparation of periodic reports in order for us to become current on our Exchange Act reporting obligations, (ii) up-list to a national exchange, (iii) contemplated and completed acquisitions, (iv) public and private offerings of our securities and other financings, and (v) stockholder disputes and the implementation of our Rights Agreement.

The table below summarizes the costs defined above that we incurred during fiscal 2021:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Category	2022	2021	2022	2021
(i) Catch-up periodic reports	$-	$1,654	$-	$3,795
(ii) Up-list	-	61	-	93
(iii) M&A	-	89	-	338
(iv) Public & private offerings and other financings	-	120	-	388
(v) Stockholder disputes/Rights Agreement	-	200	-	538
Totals	$-	$2,124	$-	$5,152

We incurred the majority of the Professional Fees during the three and nine months ended September 30, 2021 for preparation of our Exchange Act periodic reports, and because these costs were incurred for multiple reporting periods over several years simultaneously, the invoices received from our vendors itemized the services that each vendor provided for each respective reporting obligation (i.e., a quarterly or annual audit by year). As such, we were able to reasonably estimate the cost of a normal year’s compliance with Exchange Act reporting requirements related to periodic reports. Therefore, we did not adjust for (or add back) such normal year’s fees in calculating Adjusted EBITDA. Management believes that these Professional Fees represent non-recurring, infrequent and unusual expenses and does not expect to incur such expenses in the future.

(9)	Represents severance payments to the former Chief Financial Officer of Athlon and our former Chief Executive Officer for the three and nine months ended September 30, 2022 and 2021.

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